Exhibit 10.2

Employment Agreement

This Employment Agreement (the “Agreement”), dated as of June 9, 2025 is made by and between Moelis & Company (together with any successor thereto, “Moelis & Company”), a Delaware corporation and Moelis & Company Group LP (together with any successor thereto, “Group LP” and together with Moelis & Company, the “Company”) and Navid Mahmoodzadegan (the “Executive”).

1.	Employment.

(a)

General. The Company will employ the Executive commencing on the Effective Date (as defined below) on the terms and conditions herein provided, and the Executive hereby accepts and agrees to such employment with the Company commencing on the Effective Date. The “Effective Date” shall mean October 1, 2025. The Executive’s primary office is Los Angeles, CA.

(b)

At-Will Employment. The Executive’s employment with the Company will be “at-will” employment and either party may terminate it at any time with or without “Cause” (as defined in the Company’s 2024 Omnibus Incentive Plan (the “Plan”) and all references herein to Cause shall be as such term is defined in the Plan). The Company may terminate the employment of the Executive at any time without notice and without cause; provided that such termination shall be effective no later than 90 days after it gives any notice. Neither the Executive’s job performance nor promotions, commendations, bonuses or any other positive treatment by the Company give rise to or in any way serve as the basis for modification or amendment of the at-will nature of the employment. The period of the Executive’s employment with the Company under this Agreement is the “Employment Period.”

(c)

Position and Duties. The Executive shall serve as Chief Executive Officer of the Company with such customary responsibilities, duties and authority as the Board may from time to time assign to the Executive. The Executive will report directly to the Board. Except as the Company otherwise approves in writing, the Executive shall devote their full business time and efforts to the business and affairs of the Company (which may include service to the Company’s affiliates) and, during the Employment Period, shall not undertake any additional activities without the advance approval of the Company provided it is understood that (i) the Executive may manage the Executive’s personal investments, (ii) the Executive may continue to serve as a member of any board of directors or in any similar position of any charitable organization subject to the prior approval of the Company (which shall not be unreasonably withheld); provided in each case, and in the aggregate, that such activities do not conflict or materially interfere with the performance of Executive’s duties hereunder or conflict with Section 3 of this Agreement. The Executive agrees to observe and comply with the rules and policies of the Company as adopted by the Company from time to time, including, without limitation, the Company’s New York Stock Exchange required Clawback Policy filed as Exhibit 10.24 to the Company’s Form 10-K on February 22, 2024 and the provisions of Section 26(b) of the Plan as set forth in any equity award agreements.

(d)

Registration Requirements. The Executive agrees that the Executive has the FINRA Series 79, 7, 24 and 63 licenses; provided the Executive will have 90 days from the Effective Date to pass any such relevant examination required to obtain any of the foregoing licenses that the Executive prior to executing this Agreement informed the Company the Executive has not passed or has been deemed inactive by FINRA. During employment, the Executive will be subject to the Company’s compliance policies and applicable regulatory rules which may require additional registrations.

(e)

Tax Status; Withholding. The parties acknowledge and agree that all of the compensation and benefits provided to the Executive hereunder will be in respect of services performed by the Executive for Group LP. Currently, for tax purposes the Executive is treated as a partner of Group LP and therefore is self-employed for federal, state and, if applicable, local tax purposes. Accordingly, the Executive is responsible for all self-employment and income taxes, and the Company will not withhold any taxes from any payments under this Agreement for so long as the Executive is a limited partner of Group LP or a member of its affiliate Moelis & Company Partner Holdings LLC, unless the Company becomes required to withhold for taxes. The Company shall be entitled to rely on advice of counsel if any questions as to the amount or requirement of withholding shall arise. The Company will provide the Executive with written notice of any decision to withhold under this Section 1(d). In the event the Company’s failure to withhold causes the Executive to pay interest or penalties or to incur out-of-pocket costs and expenses in connection with filing or amending a tax return, the Company will reimburse the Executive for such interest, penalties and/or out-of-pocket costs and expenses to the extent the Company has agreed to reimburse any other executive of the Company who is also a limited partner of Group LP or a member of its affiliate Moelis & Company Partner Holdings LLC for such similar interest, penalties and/or out-of-pocket costs and expenses.

2.	Compensation and Related Matters.

(a)

Base Salary. During the Employment Period, the Company will pay the Executive base compensation (“Base Salary”) equal to $400,000 annually, paid in semi-monthly installments in accordance with the customary payroll practices of the Company, subject to adjustment, if and as determined by the Company provided any reduction shall be applicable generally to a majority of Managing Directors of the Company in the United States.

(b)

Annual Discretionary Incentive Compensation. During the Employment Period, the Executive may be eligible for annual discretionary incentive compensation, subject to approval of the Compensation Committee and satisfaction of the Board with the performance of the Executive and the Company’s overall performance. The amount of any annual incentive compensation is at the Company’s sole discretion. The Company will pay any such annual discretionary incentive compensation at the same time or times and subject to the same conditions (such as repayment upon the Executive’s resignation prior to specified dates) as payments to other Managing Directors in the United States generally.

(c)

Benefits. To the extent permitted under the terms thereof, the Executive shall be entitled to participate in employee benefit plans, programs and arrangements of the Company, as in effect from time to time, including the Company’s medical and dental insurance plans and 401(k) plan that apply to similarly situated US Managing Director of the Company.

(d)

Expenses. The Company shall reimburse the Executive for all reasonable travel and other business expenses properly incurred in the performance of the Executive’s duties to the Company and in accordance with the Company’s expense reimbursement policies.

(e)

Vacation. The Executive shall be entitled to paid vacation in accordance with the Company’s vacation policies applicable generally to US Managing Directors. The Executive will take vacation at the Executive’s and the Company’s reasonable and mutual convenience.

(f)	Aircraft. The Company shall reimburse the Executive for the reasonable cost of his business use of a private aircraft.

3.	Termination.

(a)

Notice of Termination by Executive. It is reasonable and necessary to provide a smooth transition if the Executive chooses to leave the Company. Consequently, the Executive agrees to provide the Company with 180 days prior written notice of intent to terminate employment (the “Notice Period”). The Company may elect to place the Executive on paid leave for, or waive, all or any part of such Notice Period.

(b)

Effect of Notice of Termination. The Executive will remain eligible for any annual incentive compensation only to the extent the Executive is an active full-time employee of the Company on the payment or grant date or vesting date and (a) the Executive has not given notice of intent to voluntarily terminate employment prior to such applicable payment or grant date or vesting date, and (b) the Company has not given the Executive notice of its intent to terminate the Executive prior to such applicable payment or grant date or vesting date.

4.	Restrictive Covenants.

(a)

Non-Compete. Except as the Company otherwise agrees, the Executive shall not during the Employment Period and, if the Executive terminates Executive’s employment under this agreement or if the Executive’s employment is terminated for Cause, for 90 days after such termination, directly or indirectly provide services to, engage in, have any equity interest in, or manage or operate any Competitive Enterprise (as defined below); provided, however, that the Executive shall be permitted to acquire a passive equity interest in such a Competitive Enterprise provided (i) the Executive notifies the Company of any such investment in accordance with the Company’s notification policies in effect from time to time and (ii) the interest acquired is not more than one percent (1%) of such Competitive Enterprise’s outstanding equity interests.

(b)

Non-Solicit of Clients. During the Employment Period and for a period of twelve months following immediately after the termination or expiration of the Employment Period, the Executive shall not, directly or indirectly, (i) Solicit (as defined below) any Client(as defined below) to transact business with a Competitive Enterprise (as defined below) or to reduce or refrain from doing business with the Company or any Affiliate thereof or (ii) interfere with or damage (or attempts to interfere with or damage) any relationship between the Company or an Affiliate thereof and any Client.

(c)

Non-Solicit of Employees and Others. During the Employment Period and for a period of twelve months following immediately after the termination or expiration of the Employment Period, the Executive shall not, directly or indirectly, recruit or otherwise solicit, encourage or induce any limited partner, employee, independent contractor, consultant, service provider or supplier of the Company (i) to terminate their or its employment or arrangement with the Company, or (ii) to otherwise change their or its relationship with the Company.

(d)

“Client” means any client or prospective client of the Company or an Affiliate thereof (i) to whom the Executive provided services, for whom the Executive transacted business or for whom the Executive solicited the business of such client or prospective client during the prior two-year period (or, following termination of your employment, within two years preceding the date your employment with the Company terminated) or (ii) whose senior personnel the Executive first met or the Executive was introduced or reintroduced to during the Executive’s relationship with or employment by the Company or an Affiliate thereof. “Competitive Enterprise” means any business enterprise that is engaged, or owns or controls a significant interest in any entity that is engaged, in either case, primarily or in any substantial manner in any place in the world in (x) investment banking or securities activities or financial services, including, without limitation, private equity, hedge fund, special purpose acquisition company (SPAC) or other asset or investment management businesses, or (y) any business activities in which the Company and/or its affiliates are engaged primarily or in any substantial manner. “Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

(e)

Non-Disparagement. Except pursuant to Section 5 herein, the Executive agrees that, during the Employment Period and at all times thereafter, the Executive will not disparage in any material respect the Company, any of its products or practices, or any of its directors, officers, agents, representatives, stockholders or affiliates, either orally or in writing. The Company agrees that during the same period set forth in the foregoing sentence, it will direct the members of its Executive Committee not to disparage in any material respect the Executive except as required by law, legal process, government investigation, to enforce this agreement or as otherwise protected by applicable law.

5.	Nondisclosure of Proprietary Information.

(a)

Except in connection with the good faith performance of the Executive’s duties hereunder or pursuant to Section 5(c), (d), (e) and (f), the Executive shall, in perpetuity, maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Executive’s benefit or the benefit of any person, firm, corporation or other entity any confidential or proprietary information or trade secrets or intellectual property of, from or relating to the Company (including, without limitation, information, documents, techniques or other know-how or materials owned, developed or possessed by the Company, whether in tangible or intangible form, the terms of this Agreement, any information with respect to the Company’s operations, processes, protocols, products, inventions, business practices, investment performance, “track record,” finances, principals, business partners, investors, clients, personnel, strategic planning, portfolio investments and/or companies, service providers, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, prospects, and any and all information of any nature relating to the Company and its affiliates, including any vehicle(s) formed in connection therewith or as a successor thereto) (collectively, “Proprietary Information”), or deliver to any person, firm, corporation or other entity any document, record, notebook, computer program or similar repository of or containing any such Proprietary Information. The foregoing matters are important, material and confidential proprietary information and trade secrets and affect the successful conduct of the businesses of the Company (and any successor or assignee of the Company). Notwithstanding the foregoing, Proprietary Information does not include information that (i) becomes publicly available (other than by disclosure or other wrongful act by the Executive), (ii) is contained in a publicly available document, (iii) was known to the Executive before the Executive commenced employment with the Company, or (iv) is required to be disclosed by law or regulation. The Executive acknowledges that it is reasonable and necessary for the Company to take these reasonable steps to maintain the confidentiality of its Proprietary Information.

(b)

Upon termination of the Executive’s employment with the Company for any reason, the Executive will promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, computer disk drives, flash drives, disks, or any other materials concerning the Proprietary Information in their possession.

(c)

Notwithstanding any provision of this Agreement, you are authorized to make disclosures as permitted under this Section 5(c)-(f). To the extent the provision of any other agreement or policy related to your employment with the Company is in conflict with the provisions of this Section 5(c)-(f) the provisions of this section shall control. The Executive may provide truthful information and documents when required by law or regulation, to comply with a lawful and valid subpoena or other legal process but shall: (i) give the Company the earliest possible notice thereof to the extent the requirement for the Executive to provide prompt notice to the Company is not prohibited by law or regulation, (ii) as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought (iii) assist such counsel at Company’s expense in resisting or otherwise responding to such process and (iv) only disclose such portions of Proprietary Information as is legally required.

(d)

Notwithstanding the foregoing, nothing in this Agreement prohibits or restricts the Executive, to the extent such prohibition or restriction is prohibited by any law or regulation, from reporting possible violations of federal, state, or local law or regulation to, discussing any such possible violations with, or filing a charge or complaint with or participating in any investigation or proceeding conducted by, any federal, state, or local government agency or self-regulatory organization, the New York Attorney General or law enforcement, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency, including without limitation the Securities and Exchange Commission and the Financial Industry Regulatory Authority, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation, or to speak with an attorney retained by the Executive. Prior authorization of the Company is not required to make any of the above referenced reports, disclosures or communications, and Executive is not required to notify the Company that the Executive has made or intends to make such reports, disclosures or communications and any such reports, disclosures or communications are not limited by any obligation contained in this Agreement.

(e)

Misappropriation of a trade secret of the Company in breach of this letter or any other agreement with or policy of the Company, may subject the Executive to criminal liability under the Defend Trade Secrets Act of 2016 (the “DTSA”), entitle the Company to injunctive relief, and require the Executive to pay compensatory damages, double damages, and attorneys’ fees. Notwithstanding any other provision of this letter, the Executive is hereby notified in accordance with the DTSA that the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Executive is further notified that if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to their attorney and use the trade secret information in the court proceeding if the Executive: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

(f)

Nothing in this Agreement shall prohibit the Executive from (i) disclosing information and documents to their attorney or tax adviser for the purpose of securing legal or tax advice, (ii) disclosing the post-employment restrictions in this Agreement in confidence to any potential new employer, or (iii) retaining, at any time, their personal correspondence, compensation information their personal rolodex and documents related to their own compensation, personal benefits, entitlements and obligations.

6.	Inventions and Other Works.

During the Employment Period, the Executive may either alone or with others, author, create, conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, or assist in the authoring, creation, conception, development or reduction to practice of documents, materials, designs, drawings, processes, Proprietary Information and other works which relate to the Business or are otherwise capable of being used by the Company or any such affiliates (“Works”). The Executive agrees that any and all Works and the related intellectual property and other rights in those Works including, without limitation, inventions, patents, copyrights, mask works, design rights, database rights, trademarks, service marks, internet rights/domain names, trade secrets and know-how (whether registered or unregistered and including any applications or rights to apply) subsisting anywhere in the world in any and all media now existing or hereafter created (collectively, “Works IP Rights”) will belong solely to and be the absolute property of the Company. The Executive agrees that all original works of authorship which are made by the Executive (solely or jointly with others) within the scope of and during the period of employment with the Company and which are protected by copyright are

“works made for hire,” as that term is defined in the United States Copyright Act. The Executive hereby assigns with full title guarantee to the Company by way of present assignment all Works IP Rights, all Intellectual Property Rights in the Works. The Executive hereby irrevocably and unconditionally waives any moral rights which the Executive may have in any Works. The Executive shall immediately disclose to the Company all Works and all Works IP Rights, and shall immediately on request by the Company (whether during or after the termination of the Employment Period) and at the expense of the Company execute all instruments and do all things necessary for vesting in the Company (or such other person as the Company may designate) all right, title and interest to and in the Works and Works IP Rights and as otherwise necessary for giving to the Company the full benefit of this clause. The Executive further agrees that their obligation to execute or cause to be executed, when it is in the Executive’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

7.	[Intentionally Omitted].

8.	Injunctive Relief.

The Executive understands that a breach of the covenants contained in Sections 3, 4 and 5 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach of any of the covenants contained in Sections 3, 4 and 5, in addition to any other remedy which may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief, without having to post a bond or other surety. The Executive agrees not to raise as a defense or objection to the request or granting of such relief that the Executive could compensate the Company for a breach of this Agreement by an award of money damages, and the Executive waives any requirements for the securing or posting of any bond in connection with such remedy.

9.	Assignment and Successors.

The Company may assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its affiliates. In addition, the Company may delegate its rights to determine any discretionary incentive compensation referred to above to its subsidiary Moelis & Company LLC. This Agreement shall be binding upon and inure to the benefit of the Company, the Executive and their respective successors, assigns, personnel and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. The Executive may not assign, delegate or transfer any of the Executive’s rights or obligations, other than the Executive’s rights to payments hereunder, which may be transferred only by will or operation of law. Notwithstanding the foregoing, the Executive shall be entitled, to the extent permitted under applicable law and the applicable benefit plans, programs and arrangements described under Section 2(c), to select and change a beneficiary or beneficiaries to receive compensation hereunder following the Executive’s death by giving written notice thereof to the Company.

10.	Governing Law.

This Agreement shall be governed, construed, interpreted and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the state of New York, without reference to the principles of conflicts of law or choice of law of the state of New York, or any other jurisdiction, and where applicable, the laws of the United States.

11.	Notices.

Any notice, request, claim, demand, document or other communication hereunder to either party shall be effective upon receipt (or refusal of receipt) and shall be in writing and (a) delivered personally to the person or to an officer of the person to whom the same is directed, (b) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by email, with electronic, written or oral confirmation of receipt, in accordance with the following sentence. Such communication, in the case of the Company, shall be mailed to its principal office, and in the case of the Executive: (i) if the Executive is then employed by the Company, shall be emailed to the Executive at the Executive’s “@moelis.com” email address, and (ii) if the Executive is no longer employed by the Company, shall be mailed to the Executive’s most recent home address or emailed to the Executive’s most recently disclosed personal email address, in either case as the Executive has provided the Company in writing.

12.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Signatures delivered by facsimile, email or in PDF format shall be deemed effective for all purposes.

13.	Entire Agreement.

This Agreement is intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and supersede all prior understandings and agreements, whether written or oral. The parties further intend that this Agreement shall constitute the complete and exclusive statement of the terms of this Agreement and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding to vary the terms of this Agreement.

14.	Amendments; Waivers.

This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Executive and a duly authorized officer of the Company. By an instrument in writing similarly executed, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any specifically identified provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity. Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties under this Agreement shall survive any termination of the Executive’s employment.

15.	Construction.

This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply.

16.	Arbitration.

(a) Except as expressly provided in paragraphs (b), (c) and (d), if any claim, controversy or dispute arises in connection with the Executive’s employment, the cessation of employment or the interpretation of this Agreement, the Executive and the Company agree to final and binding arbitration of any and all such claims, controversies or disputes before a neutral panel of the Financial Industry Regulatory Authority (“FINRA”) (pursuant to its rules, including those related to discovery) at a FINRA hearing site located nearest to the Company office at which the Executive is employed or was employed as of the date the Executive’s employment terminated; in the event FINRA declines jurisdiction in connection with any such claim, controversy or dispute, the Executive and the Company agree instead to final and binding arbitration administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness at a JAMS hearing site located nearest to the Company office at which the Executive is employed or were employed as of the date the Executive’s employment terminated. This agreement to arbitrate disputes includes, but is not limited to, any claims of discrimination and/or harassment under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, as amended, the California Labor Code, as amended, California Uniform Trade Secrets Act, the California Family Rights Act, claims for breach of contract or the implied covenant of good faith and fair dealing, tortious conduct (whether intentional or negligent), including claims of misappropriation, fraud, conversion, interference with economic advantage or contract, breach of fiduciary duty, misrepresentation, or any other federal, state or local law relating to discrimination in employment, any claims relating to wage and hour claims and any other statutory or common law claims. In the course of any arbitration, the Executive and the Company agree: (i) to request that a written award be issued by the panel, and (ii) that each side is entitled to receive any and all relief they would be entitled to receive in a court proceeding.

(b) The Executive and the Company knowingly and voluntarily agree to waive any rights that might otherwise exist to request a jury trial or other court proceeding, except that the Executive and the Company agree that each has the right to seek injunctive or other equitable relief from a court pending arbitration consistent with the California Arbitration Act, California Code of Civil Procedure Section 1281.8(b), with respect to the enforcement of any obligations the Executive may have regarding any notice period the Company is entitled to, trade secrets, confidential information, non- solicitation of employees, consultants or independent contractors, non-solicitation of clients or customers, non-competition, inventions, work product or other intellectual property and non- disparagement (whether such obligations arise pursuant to this Agreement, the Code of Conduct, Code of Ethics, the Employment Manual, any Company policy, any employment agreement, any confidentiality and/or restrictive covenant agreement, the common law or otherwise).

(c) Any claims filed by the parties in arbitration must be brought in the parties’ individual capacity and not as a plaintiff or class member in any purported class, collective or representative proceeding. In the event that the preceding sentence is ruled to be unenforceable, any such purported class, collective or representative proceeding must be heard in court and not in arbitration.

(d) Notwithstanding the above, in accordance with the Federal Arbitration Act, 9 USC § 401 et. seq., if the Executive is (i) alleging conduct constituting a sexual harassment dispute or sexual assault dispute, or (ii) the named representative of a class or in a collective action alleging such conduct, then the Executive may elect to forgo arbitration and file in court a case which is filed under Federal, Tribal, or State law and relates to the sexual assault dispute or the sexual harassment dispute.

(e) To the extent the Executive or the Company may bring an action in court, any such court action must be brought in a court situated in the City, County and State of New York, and the Executive and the Company each consents and submits to the jurisdiction of such courts for any such action.

(f) Each provision of this arbitration agreement is intended to be severable, and the invalidity or unenforceability of any portion or provision of this agreement shall not affect the validity, enforceability or legality of the remainder hereof. In the event any provision of this arbitration agreement is determined by any court of competent jurisdiction or arbitrator(s) to be illegal, invalid or unenforceable as written, such provision shall be interpreted so as to be legal, valid and enforceable to the fullest extent possible under applicable law. In the event any provision of this arbitration agreement is determined by a court of competent jurisdiction or arbitrator(s) to be void, the remaining provisions of this arbitration agreement shall nevertheless be binding upon the parties with the same effect as though the void provision thereof had been severed and deleted.

17.	Enforcement.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

18.	Executive Acknowledgement.

The Executive acknowledges that the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on their own judgment.

The Executive further acknowledges that the Executive will be bound by the terms and conditions contained in the Company’s employee handbook, as it may be amended from time to time and will, upon request of the General Partner, sign a copy thereof from time to time.

You have consulted with [your attorney] regarding the Restrictive Covenants set forth in Sections 3, 4 and 5 and you acknowledge, understand and agree to the terms of the Restrictive Covenants and other covenants described above and that they may limit your ability to earn a livelihood in a Competitive Enterprise or otherwise, that this Agreement provides you with substantial compensation and other benefits as consideration for the Restrictive Covenants and other covenants described above, and that the Company would not enter into this Agreement if you did not agree to the provisions set forth herein in the Restrictive Covenants and other covenants described above.

19.	Section 409A.

It is the intent of the parties that the payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder (“Section 409A”) (except to the extent exempt as short term deferrals or otherwise) and accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In the event that following the Effective Date the Company reasonably determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company and Executive shall work together to adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other commercially reasonable actions necessary or appropriate to exempt the compensation and benefits payable under this Agreement from Section 409A and/or preserve the intended tax treatment of the compensation and benefits provided with respect to this Agreement. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement or any other arrangement between the Executive and the Company or its affiliates during the six-month period immediately following the Executive’s separation from service shall instead be paid on the first business day after the date that is six months following the Executive’s separation from service (or, if earlier, the Executive’s date of death). To the extent required to avoid an accelerated or additional tax under Section 409A, amounts reimbursable to the Executive under this Agreement shall be paid to the Executive on or before the last day of the year following the year in which the expense was incurred, and the amount of expenses eligible for reimbursement (and in kind benefits provided to the Executive) during one year may not affect amounts reimbursable or provided in any subsequent year. The Company makes no representation that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A and, except to the extent provided in this Section 19, makes no undertaking to preclude Section 409A from applying to any such payment. The Executive shall be solely responsible for the payment of any taxes and penalties incurred under 409A or any other provision of the Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

Moelis & Company

By:	/s/ Kate Pilcher Ciafone
Name:	Kate Pilcher Ciafone
Title:	Chief Operating Officer

Moelis & Company Group LP

By:	/s/ Kate Pilcher Ciafone
Name:	Kate Pilcher Ciafone
Title:	Chief Operating Officer

EXECUTIVE

/s/ Navid Mahmoodzadegan
Navid Mahmoodzadegan